United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2025
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.
On September 16, 2025, RCI Hospitality Holdings, Inc. (the “Company”) was indicted in the Supreme Court of the State of New York, County of New York, along with two executive officers of the Company (Eric Langan, Chief Executive Officer, and Bradley Chhay, Chief Financial Officer), three employees of subsidiaries, and the Company’s subsidiaries Peregrine Enterprises, Inc. (the operator of Rick’s Cabaret in New York City), RCI Dining Services (37th Street), Inc. (the operator of Vivid Cabaret in New York City) and RCI 33rd Street Ventures, Inc. (the operator of Hoops Cabaret and Sports Bar in New York City). The indictment alleges that the defendants committed conspiracy, bribery, criminal tax fraud and offering a false instrument for filing. These charges, which resulted from a previously disclosed investigation by the Office of the Attorney General of New York, allege that a tax auditor with the New York State Department of Taxation and Finance was provided complimentary admission to clubs, restaurant meals, private dances and travel expenses in exchange for the reduction of certain sales tax liabilities in connection with the use of “Dance Dollars.”
The Company is evaluating the charges in the indictment and intends to vigorously defend itself against them, while also continuing to seek a just resolution. The charges are merely allegations, and the defendants are presumed innocent unless and until proven guilty in a court of law.
The foregoing descriptions of the charges and allegations are summary in nature only and qualified by reference to the complete copy of the indictment, which is available publicly.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: September 19, 2025	By:	/s/ Travis Reese
Travis Reese
Executive Vice President
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